NEWS UPDATE
Contact:
Colleen Clements
LaBarge, Inc. 314-997-0800, ext. 409
colleen.clements@labarge.com

THOMAS A. CORCORAN JOINS LaBARGE, INC. BOARD OF DIRECTORS

ST. LOUIS, June 6, 2005-LaBarge, Inc. (AMEX: LB) announced today that Thomas A. Corcoran has joined the Company's board of directors. Corcoran is president of Corcoran Enterprises, LLC, a private management consulting firm, and serves as senior advisor to The Carlyle Group, a Washington D.C.-based private equity firm.

Prior to joining The Carlyle Group as senior advisor, Corcoran, 60, served as president and chief executive officer for Gemini Air Cargo, Inc. and Allegheny Teledyne Incorporated. He previously spent 32 years at Lockheed Martin Corporation and its predecessor companies where he held various senior management positions, including president and chief operating officer for the corporation's Space and Strategic Missiles, and Electronics Systems sectors.

Corcoran earned a bachelor's degree in engineering from Stevens Institute of Technology and is a graduate of the GE Manufacturing Management Program. He has an honorary doctorate from Stevens. He serves on the boards of directors of publicly traded L-3 Communications Corporation, REMEC, Inc. and United Industrial Corporation, as well as privately held Gemini Air Cargo, Vought Aircraft Industries, Inc and Datapath, Inc. Corcoran serves on the board of trustees of Stevens Institute of Technology and is a trustee emeritus at Worcester Polytechnic Institute.

"Tom Corcoran's distinguished career in the defense and aerospace industry, proven business acumen and extensive senior management experience will be a tremendous asset to LaBarge as the Company aggressively pursues its growth goals. I am delighted he is joining the board and look forward to the contributions he will make as a director," said Chief Executive Officer and President Craig LaBarge.

LaBarge, Inc. is a broad-based provider of electronics to technology-driven companies in diverse markets. The Company provides its customers with sophisticated electronic products through contract design and manufacturing services. Headquartered in St. Louis, LaBarge has operations in Arkansas, Missouri, Oklahoma, Pennsylvania and Texas. The Company's Web site may be accessed at http://www.labarge.com.

Statements contained in this release relating to LaBarge, Inc. that are not historical facts are forward-looking statements within the meaning of the federal securities laws. Matters subject to forward-looking statements are subject to known and unknown risks and uncertainties, including economic, competitive and other factors that may cause LaBarge or its industry's actual results, levels of activity, performance and achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Important factors that could cause LaBarge's actual results to differ materially from those projected in, or inferred by, forward-looking statements are (but are not necessarily limited to) the following: the impact of increasing competition or deterioration of economic conditions in LaBarge's markets; cutbacks in defense spending by the U.S. Government; loss of one or more large customers; LaBarge's ability to replace completed and expired contracts on a timely basis; the Company's ability to integrate recently acquired businesses; the outcome of litigation the Company may be party to; increases in the cost of raw materials, labor and other resources necessary to operate LaBarge's business; the availability, amount, type and cost of financing for LaBarge and any changes to that financing; and other factors summarized in our reports filed from time to time with the Securities and Exchange Commission. Given these uncertainties, undue reliance should not be placed on the forward-looking statements. Unless otherwise required by law, LaBarge disclaims any obligation to update any forward-looking statements or to publicly announce any revisions thereto to reflect future events or developments.

###